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                                                                    Exhibit 21.1




            Subsidiaries of Molecular Insight Pharmaceuticals, Inc.



Name                                      State or Jurisdiction of Incorporation
----                                      --------------------------------------
Biostream Therapeutics, Inc.                 Massachusetts